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                                                                  Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact: Kevin F. McLaughlin, Senior Vice President and Chief Financial Officer of PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4274 or kevin.mclaughlin@praecis.com.


                      PRAECIS PHARMACEUTICALS INCORPORATED
          PRESENTS RESULTS FROM EUROPEAN CLINICAL TRIAL OF PLENAXIS(TM)

WALTHAM, MA -- MARCH 12, 2003 -- PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ:
PRCS) today announced the presentation of results from ABACAS 1, a phase 3 clinical study of Plenaxis(TM) (abarelix for injectable suspension) in patients with advanced or metastatic prostate cancer which was conducted in five European countries. The data were presented today at the XVIII Congress of the European Association of Urology in Madrid, Spain by Professor Pierre Teillac, M.D., Division of Urology, Hospital Saint Louis, Paris, France, an investigator for ABACAS 1. The study was conducted by Sanofi-Synthelabo, the Company's former European corporate collaborator.

In this randomized, open label, multicenter phase 3 clinical study of 177 patients, the efficacy and safety of Plenaxis(TM) (N=87) was compared to the combination therapy of Zoladex(R) plus Casodex(R) (N=90), two drugs commonly used to treat prostate cancer. This study was designed for 48 weeks of treatment, in contrast to the phase 3 studies conducted by the Company in the United States, which were designed for 24 weeks of treatment, with an option to continue treatment for up to one year.

Prostate cancer grows under the influence of the male hormone, testosterone. The goal of treatment is to reduce testosterone rapidly, resulting in what is referred to as medical castration. Currently available hormonal therapies, known as LHRH agonists, reduce testosterone to low levels, but only after inducing an initial surge in testosterone (when used alone or with antiandrogens, such as Casodex(R)). The ABACAS 1 results presented today indicate that Plenaxis(TM), a GnRH antagonist, is able to rapidly reduce testosterone levels while avoiding the initial testosterone surge characteristic of LHRH agonists.


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The primary endpoint of ABACAS 1 was time to induction of medical castration during the first 12 weeks of treatment. The results of this study demonstrated that the median time to medical castration was significantly shorter for patients treated with Plenaxis(TM) (seven days), compared to patients treated with Zoladex(R) plus Casodex(R) (21 days).

The study also had several secondary endpoints, including the measurement, in a subset of patients, of castration rates at day three. Castration rates at day three were 36% for Plenaxis(TM) patients, compared to zero percent for Zoladex(R) plus Casodex(R) patients. In addition, in a subset of patients, avoidance of testosterone surge was evaluated. Testosterone surge was defined as a 10% increase above baseline levels on days one and/or three. In the group evaluated, no patient treated with Plenaxis(TM) experienced a testosterone surge. In contrast, 96% of the patients treated with Zoladex(R) plus Casodex(R) experienced a surge.

Another secondary endpoint of the study was maintenance of medical castration. In patients who were castrate by day 84, testosterone fluctuations above castrate levels (greater than 50 ng/dL) were observed more frequently in patients treated with Plenaxis(TM) (22%) than in patients in the comparator arm (8%). Most of the fluctuations in both treatment groups occurred on or after day 168.

An evaluation was also made of disease progression. The findings indicate that overall disease progression rates were similar in both treatment groups (9%) through one year of treatment.

Finally, prostate specific antigen ("PSA") levels were also monitored throughout this study. The data indicate that treatment with Plenaxis(TM) results in a more rapid reduction in PSA values compared to treatment with Zoladex(R) plus Casodex(R). PSA values were significantly lower on day seven in Plenaxis(TM) treated patients. PSA levels were similar in both groups on days 14 and 21, and both treatment therapies achieved a greater than 90% reduction in PSA values from day 56 through the end of the study.

From a safety perspective, patients in ABACAS 1 generally tolerated treatment with Plenaxis(TM) well. Fewer patients experienced severe, treatment-related adverse events in the Plenaxis(TM) arm of this study compared to patients in the Zoladex(R) plus Casodex(R) arm, however, the number of patients who discontinued study participation was similar in both groups. In general, the overall safety profile of Plenaxis(TM) in this study was consistent with other clinical studies of Plenaxis(TM). In contrast to the clinical studies conducted in the United States, this study had, in accordance with European regulatory guidance, prospectively defined patient inclusion, exclusion and


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withdrawal criteria based upon electrocardiographic ("ECG") parameters. These criteria included an evaluation of the QTc interval, which measures a portion of the electrical impulse conduction in the heart. Prolongation of the QTc interval can be associated with irregularities of the heart rhythm. In this study, one Plenaxis(TM) patient was withdrawn for a QTc prolongation, compared to three withdrawals in the Zoladex(R) plus Casodex(R) group. No irregularities in heart rhythm were observed in any of the patients who were withdrawn from the study due to QTc prolongations. There was also one immediate-onset systemic allergic reaction observed in the Plenaxis(TM) arm of this study which was previously reported by the Company.

Commenting on the study, Professor Teillac stated, "This study demonstrated that Plenaxis(TM) may represent a promising treatment alternative for patients with hormonally responsive advanced, metastatic prostate cancer. The ABACAS 1 results presented today indicate that this therapy can achieve more rapid medical castration than currently available hormonal therapies and avoid testosterone surge."

The Company has previously announced its intention to seek marketing approval for Plenaxis(TM) in Europe for a broad population of hormonally responsive advanced prostate cancer patients and expects to submit its registration dossier during the second quarter of 2003.

The Company resubmitted its New Drug Application (NDA) for Plenaxis(TM) to the United States Food and Drug Administration on February 27, 2003. The Company is seeking approval to market Plenaxis(TM) in the United States for use in a defined sub-population of advanced, symptomatic prostate cancer patients for whom the use of existing hormonal therapies may not be appropriate.

PRAECIS PHARMACEUTICALS INCORPORATED is a biotechnology company focused on the discovery and development of pharmaceutical products using its proprietary LEAP(TM) (Ligand Evolution to Active Pharmaceuticals) technology. LEAP(TM) combines the power of biological selection with the advantages of medicinal chemistry in a unique molecular evolution process. PRAECIS employed LEAP(TM) in the development of Plenaxis(TM), its candidate for the treatment of hormonally responsive advanced prostate cancer and endometriosis. PRAECIS also has a clinical program in Alzheimer's disease, and has numerous programs in the research or preclinical development stage.


THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING, BUT NOT LIMITED TO, STATEMENTS REGARDING CLINICAL STUDIES OF, AND THE RE-FILING OF A NEW DRUG APPLICATION AND THE POTENTIAL REGULATORY FILING IN EUROPE FOR, PLENAXIS(TM) FOR THE TREATMENT OF HORMONALLY RESPONSIVE ADVANCED PROSTATE CANCER. THESE STATEMENTS ARE BASED ON THE COMPANY'S CURRENT BELIEFS AND EXPECTATIONS AS TO FUTURE OUTCOMES. SUCH STATEMENTS ARE SUBJECT TO CERTAIN FACTORS AND UNCERTAINTIES. THESE INCLUDE, BUT ARE NOT LIMITED TO, THE TIMING AND CONTENT OF DECISIONS MADE BY THE FDA AND FOREIGN REGULATORY AUTHORITIES, THE NEED FOR ADDITIONAL RESEARCH AND TESTING, INCLUDING AS A RESULT OF UNANTICIPATED DETERMINATIONS BY THE FDA OR FOREIGN REGULATORY AUTHORITIES, AS WELL AS THE RISKS SET FORTH FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO THE RISKS DISCUSSED IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2002.